N E W S R E L E A S E
CONTACT: Paul Seavey FOR IMMEDIATE RELEASE (312) 279-1488     December 5, 2014

ELS Announces that Court Grants
Relief in California Lawsuit

CHICAGO, IL – December 5, 2014 – Equity LifeStyle Properties, Inc. (NYSE:ELS) (referred to herein as “we,” “us,” and “our”) announces that, in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian property, the Court has ruled on our post-trial motions and granted us a new trial on the issue of damages while upholding the jury’s determination of liability.

As grounds for the ruling, the Court cited excessive damages and insufficiency of the evidence to support the verdict as to the amount of damages awarded by the jury. The Court’s ruling overturns the April 2014 verdicts of $15.3 million in compensatory damages and $95.8 million in punitive damages. We intend to continue to vigorously defend ourselves in the litigation.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward- looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2014 and 2015 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of transactions in their entirety and future transactions, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;”

•	the outcome of the case currently pending in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian manufactured home property;

•
tenant groups have filed lawsuits against us seeking not only to limit rent increases, but large damage awards for our alleged failure to properly maintain certain Properties, and other tenant groups may file additional lawsuits against us in the future related to similar or other tenant related matters; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

We own or have an interest in 383 quality properties in 32 states and British Columbia consisting of 141,465 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.

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